Exhibit 99.1
SpendSmart Networks, Inc. Announces Q1 2015 Results

SAN LUIS OBISPO, CA -- SpendSmart Networks, Inc. (OTCQB:SSPC) dba “SMS Masterminds,” a national full-service provider of mobile and loyalty marketing solutions, reported its financial results for the first quarter ended March 31, 2015.

Revenues for the first quarter of fiscal 2015 were $2,146,784 compared to $666,639 for the first quarter of 2014, representing an increase of 222%. The increase in revenues was primarily attributable to the increase in our licensee network and product offerings. Operating expenses for the first quarter of 2015 were $3,121,507 compared to $2,779,655 in the first quarter of 2014. Net loss for the quarter was $949,716 compared to a net loss of $3,300,680 for the first quarter of 2014. Stock based compensation costs for the first quarter of 2015 totaled $590,937, while the effects of depreciation, amortization and changes in our derivative and earn-out liabilities totaled $188,678.

Alex Minicucci, CEO of SpendSmart, stated: “We continue to build momentum with our products and services resulting in significant revenue growth in the first quarter of 2015. 2014 was a transitional period for the Company and the majority of the financial effects of the prepaid card business and its closure ended with the close of 2014.  2015 continues to be a significant year as we further develop our licensee network, develop our technology, launch new licenses, and set the roadmap for licensees to penetrate their markets. Our multi-channel digital loyalty and marketing solutions represent best practices for driving engagement and transactions for both small and large businesses alike, making for a scalable business model through which we can build value for our shareholders.”

More detailed information regarding SpendSmart's financial results for the first quarter of 2015 can be found in the Company's quarterly report on Form 10-Q which the Company filed with the Securities and Exchange Commission on May 15, 2015.

About SpendSmart

SpendSmart Networks provides proprietary loyalty systems and a suite of digital engagement and marketing services that help local merchants build relationships with consumers and drive revenue. These services are implemented and supported by a vast network of certified digital marketing specialists, aka “Certified Masterminds,” who drive revenue and consumer relationships for merchants via loyalty programs, mobile marketing and website development. Consumers’ dollars go further when they spend it with merchants in the SpendSmart network of merchants, as they receive exclusive deals, earn rewards and ultimately build a connection with their favorite merchants.

Forward Looking Statements

Certain statements in this release are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about SpendSmart's licenses and subscribers, future financial results and performance, costs and revenue, and other statements that are not historical in nature, particularly those that utilize terminology such as "plans," "anticipates," "will," "proposed," "may," "expects," "future," "continue," "show promise," other words of similar meaning, derivations of such words and the use of future dates. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Risks and uncertainties may cause SpendSmart's actual results to be materially different than those expressed in or implied by such forward-looking statements. Particular risks and uncertainties include, among others, uncertainties regarding licensee and subscriber acquisition, and achieving market acceptance, SpendSmart's ability to develop other licenses; and other risks and uncertainties described in SpendSmart's filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K for the fiscal year ended December 31, 2014 filed on April 3, 2015 with the SEC and the quarterly report on Form 10-Q filed on May 15, 2015. All forward-looking statements in this release speak only as of the date of this release and are based on SpendSmart's current beliefs and expectations. SpendSmart undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact:
Alex Minicucci, CEO
alex@smsmasterminds.com
+1 877-541-8398